ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.
©2019 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended June 30, 2019

2

Company Profile

Low-latency, secure and reliable on-premises access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from all eight key North American Markets via inter-site connectivity and a robust set of network service providers.

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS	LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Connecting to cloud and network providers within the same data center can save thousands of dollars a month in networking and data egress fees while reducing latency.

•   Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve

•   27,000+ interconnections

•   Peering and cloud exchanges

•   Direct connections to Amazon, Alibaba, Microsoft, Google, Oracle and IBM cloud services

•   The CoreSite Interconnect GatewaySM allows customers to rapidly optimize application performance with a 100% managed solution

The closer a business is to end users, the easier it is to provide a better experience.

•   22 operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds

•   National footprint with international cloud and data center partnerships for multi-market requirements

•   Subsea cables for international reach

HIGH GROWTH, HIGH-DENSITY SOLUTIONS	THE BEST CUSTOMER EXPERIENCE

Cloud connectivity is important, and so is the ability for a data center campus to grow as business evolves

•   The ability to cost-effectively scale from a single cabinet to a large-scale deployment

•   Data center campuses that connect our buildings via short-run dark fiber to a network/cloud dense campus ecosystem

•   Flexible and high-density solutions in many markets

450+ team dedicated to ensuring optimal data center performance and that the needs of our 1,350+ customers are met, no matter the time of day

•   Consistent customer satisfaction demonstrated by customer expansion and retention

•   Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel

•   100% uptime Service Level Agreement with six-nines portfolio uptime

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

 Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	Growth %	June 30,	June 30,	Growth %
Summary of Results	2019	2019	2018	Y/Y	2019	2018	Y/Y
GAAP Financial Measures
Operating revenues	$142,906	$138,895	$136,447	4.7%	$281,801	$266,066	5.9%
Net income	25,743	25,905	27,279	(5.6)	51,648	55,845	(7.5)
Net income attributable to common shares	19,535	19,661	19,389	0.8	39,196	39,691	(1.2)
Net income attributable to common shares per share - diluted	$0.53	$0.54	$0.57	(7.0)	$1.07	$1.16	(7.8)

REIT Financial Measures(1)
Funds from operations (FFO) to shares and units	$61,316	$60,092	$61,524	(0.3)%	$121,408	$122,522	(0.9)%
Adjusted funds from operations (AFFO)	63,303	60,651	56,777	11.5	123,954	113,822	8.9
EBITDAre	73,052	71,079	71,661	1.9	144,131	141,774	1.7
Adjusted EBITDA	76,669	74,511	74,873	2.4	151,180	147,751	2.3
FFO per common share and OP unit - diluted	$1.27	$1.25	$1.28	(0.8)	$2.52	$2.55	(1.2)

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2019		2019		2018		2018		2018

Dividend Activity
Dividends declared per share and OP unit	$1.22		$1.10		$1.10		$1.03		$1.03
TTM FFO payout ratio	88.8%		84.9%		82.1%		82.6%		82.3%
TTM AFFO payout ratio	88.6%		87.1%		85.8%		90.0%		91.0%

Operating Portfolio Statistics
Operating data center properties	22		22		22		21		21
Stabilized data center NRSF	2,277,668		2,320,538		2,318,220		2,318,220		2,241,335
Stabilized data center NRSF occupied	2,078,752		2,128,820		2,151,747		2,141,455		2,084,852
Stabilized data center % occupied	91.3%		91.7%		92.8%		92.4%		93.0%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,575		$1,556		$1,547		$1,523		$1,484
TKD NRSF % occupied	88.9%		89.2%		90.3%		89.4%		89.5%

Market Capitalization & Net Principal Debt
Total enterprise value	$6,895,883		$6,401,725		$5,345,711		$6,445,083		$6,388,352
Total net principal debt outstanding	$1,314,414		$1,213,706		$1,133,901		$1,074,194		$1,034,130

Net Principal Debt to:
Annualized adjusted EBITDA	4.3	x	4.1	x	3.8	x	3.6	x	3.5	x
Enterprise value	19.1%		19.0%		21.2%		16.7%		16.2%

(1)	See reconciliations of non-GAAP measures on page 12 and a discussion of the non-GAAP disclosures in the Appendix.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

CoreSite Reports Second Quarter 2019 Financial Results

-- Delivered a Record $27.3 Million of New and Expansion Sales for the Quarter --

-- Completed Expansions at LA1, LA2, and VA3 Phase 1B and Began Construction at LA3 --

-- Placed Nearly 100,000 Square Feet into Service --

-- Arranged $400 Million Financing --

DENVER, CO – July 24, 2019 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the second quarter ended June 30, 2019.

Q2 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $142.9 million, an increase of 4.7% year over year and 2.9% sequentially
o	Delivered net income of $0.53 per common diluted share, a decrease of $0.04 year over year and $0.01 sequentially
o	Generated FFO of $1.27 per diluted share and unit, a decrease of $0.01 year over year, and an increase of $0.02 sequentially
•	Lease Commencements –
o	Commenced 140 new and expansion leases for 65,193 net rentable square feet (“NRSF”), representing $10.2 million of annualized GAAP rent, for an average rate of $176 per square foot
•	Lease Sales Activity –
o	Signed 135 new and expansion leases for 142,824 NRSF and $27.3 million of annualized GAAP rent, for an average rate of $191 per square foot
o	Renewed 328 leases for 121,809 NRSF and $24.1 million of annualized GAAP rent, for an average rate of $198 per square foot, reflecting 2.6% cash rent growth, 7.4% GAAP rent growth and 2.4% churn

Q2 2019 Notable Events

•	Finalized Santa Clara Property Purchase and Began Pre-Construction –
o	On April 12th, closed SV9 land purchase, suitable for a data center facility of at least 200,000 NRSF
o	As of June 30th, began pre-construction, including environmental permitting and other processes
•	Executed a Pre-Lease at new Santa Clara Data Center and Advanced Construction –
o	On April 15th, a pre-lease was executed for Phases 1 and 2 at SV8, for approximately 108,000 NRSF
o	Construction of SV8 is on track to deliver Phase 1 late in Q3 and Phase 2 late in Q4
•	Arranged Financing and Funding –
o	On April 17th, arranged a $400 million financing and received proceeds of $325 million
o	On July 17th, received the remaining proceeds of $75 million

“We continued to execute on our 2019 imperatives to accelerate growth in 2020 and beyond,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “We completed projects in our property development pipeline, delivering nearly 100,000 square feet of data center capacity, and began construction for our new ground-up purpose-built data center in Los Angeles.  We also achieved a strong and well rounded sales quarter, with solid core retail colocation sales, strong new logo expansion, supplemented by a large pre-lease at our new SV8 data center and other scale leasing.  We believe these accomplishments significantly advance us toward our goal of sustainably accelerating revenue growth in 2020 and beyond.”

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended June 30, 2019

Sales Activity

CoreSite achieved new and expansion sales of $27.3 million of annualized GAAP rent for the quarter. This included $5.3 million of core retail colocation sales and $22.0 million of scale leasing, including a hyper scale pre-lease of SV8 Phases 1 and 2.  Pricing across all sales categories was solid, with continued expansion with strategic customers and strength in new logo acquisitions.

“Our sales team achieved solid results in our core retail colocation activity across our portfolio as well as winning new scale leasing,” said Maile Kaiser, Senior Vice President of Sales at CoreSite.  “We are well positioned to continue to compete for retail colocation and new logos due to our connected campuses, rich ecosystems, industry-leading uptime and data center operations, and our ability to serve the network edge for new and future applications.  Along with our ongoing property development and additional capacity coming online this year and next, we also expect to compete for larger scale opportunities for those customers who value and enrich our ecosystem.”

Development Activity

CoreSite continues to execute on its property development pipeline.  After entering 2019 with leasable capacity at a lower level than historical norms, the Company plans to exit 2019 with leasable capacity and quickly developable incremental capacity at the higher levels experienced in previous years.

CoreSite’s ongoing data center development and operational position includes –

o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by about 2.2 million NRSF, or about 102.1%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

Completed Construction

During the second quarter, CoreSite completed construction of its data center expansions at LA1 and LA2 of approximately 17,000 and 28,000 NRSF, respectively. CoreSite also completed construction of about 51,000 NRSF for VA3, Phase 1B, a purpose-built data center on its Reston campus in Northern Virginia.

Under Construction

CoreSite began construction on LA3 Phase 1 in early July, for 51,000 NRSF of a new, ground-up purpose-built data center, planned for a total of 160,000 NRSF.  LA3 is adjacent to CoreSite’s existing LA2 building in downtown Los Angeles.

During the second quarter, construction advanced significantly in Santa Clara at SV8, a new ground-up purpose-built data center, after a new pre-lease was signed in April for Phases 1 and 2 of the building. CoreSite expects to complete Phase 1 in late Q3 2019 and Phase 2 in late Q4 2019.

Other Progress

The Company also has begun the environmental permitting and other processes for a new SV9 ground-up purpose-built data center at its Santa Clara campus.

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Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended June 30, 2019

As of June 30, 2019, CoreSite had a total of approximately 323,000 NRSF of turn-key data center capacity under construction, with $191 million incurred to date of the $528 million of total estimated costs, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
Boston	BO1	19,961	Q4 2019	$1.2	$9.0	—%
New York	NY2, Phase 3	34,589	1H 2020	0.4	46.0	—
Total data center expansion		54,550		$1.6	$55.0	—%

New development
Chicago	CH2, Phase 1	56,000	1H 2020	$38.6	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	2H 2020	32.2	134.0	—
San Francisco Bay	SV8, Phase 1	53,953	Q3 2019	112.4	133.0	100.0
San Francisco Bay	SV8, Phase 2	53,728	Q4 2019	5.9	44.0	100.0
San Francisco Bay	SV8, Phase 3	54,056	1H 2020	—	42.0	—
Total new development		268,737		$189.1	$473.0	40.1%

Total under construction		323,287		$190.7	$528.0	33.3%

Other Financial Results

CoreSite’s $142.9 million of operating revenues for the second quarter included $121.1 million of rental, power and related revenue, $18.8 million of interconnection revenue and $3.0 million of office, light-industrial and other revenue. Net income was $25.7 million for the second quarter, or $0.53 attributable to each common diluted share.

Balance Sheet, Financing and Liquidity

On April 17, the Company’s Operating Partnership entered into a note purchase agreement to issue and sell an aggregate principal amount of $200 million of 4.11% Series A Senior Notes due April 17, 2026, and $200 million of 4.31% Series B Senior Notes due April 17, 2029.  Initial proceeds of $325 million were received on April 17, with the remaining $75 million proceeds received on July 17.

The Operating Partnership used the proceeds to pay down outstanding amounts on the revolving portion of its senior unsecured credit facility.

CoreSite expects to use its liquidity of $456 million, which includes credit available under the revolving credit facility, senior notes and cash as of quarter end, primarily to fund the estimated $337 million of remaining current development pipeline costs.

Financial Guidance

The Company’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

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Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Quarter Ended June 30, 2019

“We reported record sales in the second quarter, kept our property development and construction on track, and closed a successful financing,” said Jeff Finnin, CoreSite’s Chief Financial Officer.  “Offsetting these positive accomplishments, whose momentum we expect to continue in the second half of the year, are the timing of our commencements, recent elevated churn in three markets, the previously identified current market softness in Northern Virginia for scale and hyperscale leasing, and elevated levels of legal costs, that will mute our results for the full year.  Despite these headwinds, our business fundamentals are strong, and we will continue to focus on our goal to accelerate growth in 2020 and beyond.”

The Company also experienced elevated legal costs in the second quarter.  The impact on a diluted basis per common share and OP unit, was $0.04 for the quarter, and the Company expects $0.09 for the full year.

The Company is revising its 2019 guidance to the following:

(Dollars in thousands, except for per share data)

•	Total operating revenues $570,000 to $580,000
•	Net Income $98,000 to $103,000
•	Adjusted EBITDA $306,000 to $311,000
•	Net income per common share, diluted$2.04 to $2.10
•	FFO per common share and OP unit, diluted$5.07 to $5.13
•	Annual rental churn rate9% to 11%

For additional details on the Company’s 2019 guidance, please see page 23 of CoreSite’s Supplemental Information and listen to the scheduled earnings call.

Conference Call Details

CoreSite will host its second quarter 2019 earnings call on Thursday, July 25, 2019, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international). A replay will be available until August 9, 2019, and can be accessed shortly after the call by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13691787.  The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its second quarter 2019 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

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Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Quarter Ended June 30, 2019

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the amount of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

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Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2019	2018
Assets:
Investments in real estate:
Land	$87,765	$86,955
Buildings and improvements	1,822,252	1,730,329
	1,910,017	1,817,284
Less: Accumulated depreciation and amortization	(653,177)	(590,784)
Net investment in operating properties	1,256,840	1,226,500
Construction in progress	386,226	265,921
Net investments in real estate	1,643,066	1,492,421
Operating lease right-of-use assets, net	181,270	190,304
Cash and cash equivalents	2,836	2,599
Accounts and other receivables, net	29,758	18,464
Lease intangibles, net	5,694	6,943
Goodwill	40,646	40,646
Other assets, net	98,174	102,290
Total assets	$2,001,444	$1,853,667

Liabilities and equity:
Liabilities
Debt, net	$1,310,114	$1,130,823
Operating lease liabilities	194,893	202,699
Accounts payable and accrued expenses	122,251	89,315
Accrued dividends and distributions	61,332	55,679
Acquired below-market lease contracts, net	2,629	2,846
Unearned revenue, prepaid rent and other liabilities	34,102	37,672
Total liabilities	1,725,321	1,519,034

Stockholders' equity
Common stock, par value $0.01	364	363
Additional paid-in capital	498,828	491,314
Accumulated other comprehensive loss	(6,235)	(2,193)
Distributions in excess of net income	(293,209)	(246,929)
Total stockholders' equity	199,748	242,555
Noncontrolling interests	76,375	92,078
Total equity	276,123	334,633
Total liabilities and equity	$2,001,444	$1,853,667

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$121,083	$117,853	$116,147	$238,936	$226,155
Interconnection revenue	18,776	18,416	17,422	37,192	33,982
Total data center revenue	139,859	136,269	133,569	276,128	260,137
Office, light-industrial and other revenue	3,047	2,626	2,878	5,673	5,929
Total operating revenues	142,906	138,895	136,447	281,801	266,066

Operating expenses:
Property operating and maintenance	38,067	38,110	37,861	76,177	71,709
Real estate taxes and insurance	5,988	6,196	4,693	12,184	9,630
Depreciation and amortization	36,996	35,646	35,558	72,642	69,334
Sales and marketing	5,784	5,652	5,369	11,436	10,449
General and administrative	12,282	10,170	10,297	22,452	19,482
Rent	7,733	7,688	6,547	15,421	12,947
Transaction costs	—	—	19	—	75
Total operating expenses	106,850	103,462	100,344	210,312	193,626
Operating income	36,056	35,433	36,103	71,489	72,440
Interest expense	(10,311)	(9,498)	(8,907)	(19,809)	(16,645)
Income before income taxes	25,745	25,935	27,196	51,680	55,795
Income tax (expense) benefit	(2)	(30)	83	(32)	50
Net income	25,743	25,905	27,279	51,648	55,845
Net income attributable to noncontrolling interests	6,208	6,244	7,890	12,452	16,154
Net income attributable to common shares	$19,535	$19,661	$19,389	$39,196	$39,691

Net income per share attributable to common shares:
Basic	$0.54	$0.54	$0.57	$1.08	$1.17
Diluted	$0.53	$0.54	$0.57	$1.07	$1.16

Weighted average common shares outstanding:
Basic	36,463	36,348	34,049	36,406	33,993
Diluted	36,619	36,547	34,220	36,581	34,183

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates we have combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Rental revenue	$76,529	$74,930	$74,143	$151,460	$145,176
Power revenue	41,316	40,503	38,986	81,818	75,389
Tenant reimbursement and other	3,238	2,420	3,018	5,658	5,590
Rental, power, and related revenue	$121,083	$117,853	$116,147	$238,936	$226,155

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income	$25,743	$25,905	$27,279	$51,648	$55,845
Real estate depreciation and amortization	35,573	34,187	34,245	69,760	66,677
FFO available to common shareholders and OP unit holders	$61,316	$60,092	$61,524	$121,408	$122,522

Weighted average common shares outstanding - diluted	36,619	36,547	34,220	36,581	34,183
Weighted average OP units outstanding - diluted	11,599	11,600	13,829	11,600	13,832
Total weighted average shares and units outstanding - diluted	48,218	48,147	48,049	48,181	48,015

FFO per common share and OP unit - diluted	$1.27	$1.25	$1.28	$2.52	$2.55

Reconciliation of FFO to AFFO

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
FFO available to common shareholders and unit holders	$61,316	$60,092	$61,524	$121,408	$122,522

Adjustments:
Amortization of deferred financing costs and hedge amortization	856	611	553	1,467	1,119
Non-cash compensation	3,617	3,432	3,186	7,049	5,812
Non-real estate depreciation	1,423	1,459	1,313	2,882	2,657
Straight-line rent adjustment	1,710	1,250	(1,614)	2,960	(3,064)
Amortization of above and below market leases	(86)	(86)	(164)	(172)	(339)
Recurring capital expenditures(1)	672	(2,243)	(3,651)	(1,571)	(6,823)
Tenant improvements	(997)	(1,096)	(1,456)	(2,093)	(2,893)
Capitalized leasing costs	(5,208)	(2,768)	(2,914)	(7,976)	(5,169)
AFFO available to common shareholders and OP unit holders	$63,303	$60,651	$56,777	$123,954	$113,822

(1)

Recurring capital expenditures for the three and six months ended June 30, 2019, included and, therefore, is reduced due to a  $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income	$25,743	$25,905	$27,279	$51,648	$55,845
Adjustments:
Interest expense	10,311	9,498	8,907	19,809	16,645
Income taxes	2	30	(83)	32	(50)
Depreciation and amortization	36,996	35,646	35,558	72,642	69,334
EBITDAre	$73,052	$71,079	$71,661	$144,131	$141,774
Non-cash compensation	3,617	3,432	3,186	7,049	5,812
Transaction costs / litigation	—	—	26	—	165
Adjusted EBITDA	$76,669	$74,511	$74,873	$151,180	$147,751

For additional discussion of these non-GAAP measures, see the Appendix starting on page 24.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market / Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,600	88,251	77.9%	—	—%	88,251	77.9%	—	—	88,251
SV2	7,549	76,676	88.0	—	—	76,676	88.0	—	—	76,676
Santa Clara campus(3) (SV3 – SV9)	74,588	615,500	95.3	—	—	615,500	95.3	161,737	200,000	977,237
San Francisco Bay Total	88,737	780,427	92.6	—	—	780,427	92.6	161,737	200,000	1,142,164

Los Angeles
One Wilshire campus
LA1*	30,843	145,776	97.1	17,238	—	163,014	86.8	—	10,352	173,366
LA2	53,555	384,965	92.5	39,925	23.6	424,890	86.1	—	—	424,890
LA3	—	—	—	—	—	—	—	51,000	109,000	160,000
LA4*	1,302	21,850	82.7	—	—	21,850	82.7	—	—	21,850
Los Angeles Total	85,700	552,591	93.4	57,163	16.5	609,754	86.1	51,000	119,352	780,106

Northern Virginia
VA1	25,621	198,632	80.9	3,087	—	201,719	79.7	—	—	201,719
VA2	22,359	188,446	99.4	—	—	188,446	99.4	—	—	188,446
VA3	2,077	52,758	100.0	77,646	4.7	130,404	43.3	—	—	130,404
DC1*	3,231	22,137	75.0	—	—	22,137	75.0	—	—	22,137
DC2*	24	—	—	24,563	0.7	24,563	0.7	—	—	24,563
Reston Campus Expansion(4)	—	—	—	—	—	—	—	—	809,742	809,742
Northern Virginia Total	53,312	461,973	90.3	105,296	3.7	567,269	74.2	—	809,742	1,377,011

New York
NY1*	6,117	48,404	90.9	—	—	48,404	90.9	—	—	48,404
NY2	15,608	101,742	90.8	18,121	14.1	119,863	79.2	34,589	81,799	236,251
New York Total	21,725	150,146	90.8	18,121	14.1	168,267	82.5	34,589	81,799	284,655

Boston
BO1	19,262	108,995	95.6	13,735	62.7	122,730	91.9	19,961	110,985	253,676

Chicago
CH1	16,515	178,407	83.6	—	—	178,407	83.6	—	—	178,407
CH2	—	—	—	—	—	—	—	56,000	113,000	169,000
Chicago Total	16,515	178,407	83.6	—	—	178,407	83.6	56,000	113,000	347,407

Denver
DE1*	4,029	9,813	91.4	19,971	32.9	29,784	52.2	—	—	29,784
DE2*	471	5,140	92.7	—	—	5,140	92.7	—	—	5,140
Denver Total	4,500	14,953	91.8	19,971	32.9	34,924	58.2	—	—	34,924

Miami
MI1	1,551	30,176	63.2	—	—	30,176	63.2	—	13,154	43,330
Total Data Center Facilities	$291,303	2,277,668	91.3%	214,286	14.5%	2,491,954	84.7%	323,287	1,448,032	4,263,273

Office & Light-Industrial	8,390	364,941	78.2	—	—	364,941	78.2	—	—	364,941
Reston Office & Light-Industrial(4)	1,848	126,700	100.0	—	—	126,700	100.0	—	(126,700)	—

Total Portfolio	$301,541	2,769,309	89.9%	214,286	14.5%	2,983,595	84.5%	323,287	1,321,332	4,628,214

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $308.1 million as of June 30, 2019, which includes $6.6 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of June 30, 2019. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	92.0%	19.4%	85.7%
Total Portfolio	90.7%	19.4%	85.6%

(3)

On April 12, 2019, we acquired a 3.8-acre land parcel with a single-story office building located adjacent to our Santa Clara campus, for a purchase price of $26 million. We expect to develop approximately 200,000 NRSF turn-key data center building on the acquired land parcel, which we refer to as SV9, as the existing office tenants vacate upon expiration of their leases and upon the receipt of necessary entitlements.

(4)	Included within our Reston Campus Expansion held for development space is 126,700 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate	Growth	Growth

New / expansion leases commenced	YTD 2019	259	$16,074	(2)	89,233	$194	(2)
	Q2 2019	140	10,248	(2)	65,193	176	(2)
	Q1 2019	119	5,826		24,040	242
	Q4 2018	116	4,356		22,684	192
	Q3 2018	127	5,869		36,576	160
	Q2 2018	145	6,531		33,938	192

New / expansion leases signed	YTD 2019	256	$33,913		174,799	$201
	Q2 2019	135	27,291		142,824	191
	Q1 2019	121	6,622		31,975	207
	Q4 2018	115	4,177		16,125	259
	Q3 2018	120	6,057		31,330	193
	Q2 2018	143	10,352	(2)	65,037	178	(2)

Renewal leases signed	YTD 2019	592	$35,975		190,414	$189		5.1%	2.8%	6.9%
	Q2 2019	328	24,102		121,809	198		2.4	2.6	7.4
	Q1 2019	264	11,873		68,605	173		2.7	3.2	5.9
	Q4 2018	303	22,464		125,078	180		1.9	3.0	7.0
	Q3 2018	300	16,192		97,682	166		2.5	3.2	5.8
	Q2 2018	288	17,643		128,386	137		1.3	2.6	5.4

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

During Q2 2017, we signed a customer lease that commenced in Q1 2018, which included contractual payments to reserve dedicated expansion space. The contractual reservation payments were included within GAAP annualized rent, but were excluded in calculating the GAAP annualized rent per leased NRSF rate. During Q2 2018, the customer exercised its option to expand into the reserved expansion space. The Q2 2018 GAAP annualized rent signed includes only the incremental contractual payments; however, the rent per leased NRSF rate includes the entire GAAP annualized rent amount. During Q2 2019, the customer’s lease for the reserved expansion space commenced. The Q2 2019 GAAP annualized rent commenced only includes the incremental contractual payments; however, the rent per lease NRSF rate includes the entire GAAP annualized rent amount.

New / Expansion Leases Signed by Deployment Size by Period

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$2,943	$3,921	$2,665	$2,971	$3,912
1,000 - 5,000 NRSF	2,376	2,701	1,512	2,117	1,825
Total Core Retail Colocation	$5,319	$6,622	$4,177	$5,088	$5,737
Scale Colocation
> 5,000 NRSF	21,972	—	—	969	4,615
Total GAAP Annualized Rent	$27,291	$6,622	$4,177	$6,057	$10,352

MRR per Cabinet Equivalent Billed (TKD Occupied Same-Store)

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	382,189	12.8%	$—	—%
Unoccupied OLI	—	—	79,625	2.7	—
Data center NRSF:
5,000 or less	2,290	90.9	808,945	27.1	137,222	45.5
5,001 - 10,000	43	1.7	289,876	9.7	45,532	15.1
10,001 - 25,000	22	0.9	344,670	11.5	51,915	17.2
Greater than 25,000	6	0.2	249,996	8.4	40,275	13.4
Powered shell	17	0.7	416,278	14.0	16,359	5.4
OLI	142	5.6	412,016	13.8	10,238	3.4
Portfolio Total	2,520	100.0%	2,983,595	100.0%	$301,541	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	382,189	12.8%	$—	—%	$—	$—	$—
Unoccupied OLI	—	79,625	2.7	—	—	—	—	—
2019	665	353,267	11.8	57,367	19.0	162	57,457	163
2020	1,035	478,781	16.0	79,000	26.2	165	80,913	169
2021	360	279,058	9.4	44,056	14.6	158	46,844	168
2022	189	278,103	9.3	37,863	12.6	136	40,285	145
2023	62	186,822	6.3	21,970	7.3	118	25,356	136
2024-Thereafter	67	533,734	17.9	51,047	16.9	96	61,732	116
OLI (3)	142	412,016	13.8	10,238	3.4	25	10,849	26
Portfolio Total / Weighted Average	2,520	2,983,595	100.0%	$301,541	100.0%	$120	$323,436	$128

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of June 30, 2019, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2019 include annualized rent of $11.4 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2019	20,560	$307
2020	78,292	1,848
2021	42,117	1,377
2022	72,684	1,402
2023	140,404	3,904
2024 - Thereafter	57,959	1,400
Total OLI	412,016	$10,238

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	30.5%
Los Angeles	29.4
Northern Virginia	18.3
New York	7.5
Boston	6.6
Chicago	5.7
Denver	1.5
Miami	0.5
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	49.0%
Cloud	27.6
Network	23.4
Total	100.0%

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	7	96,423	3.2%	$19,875	6.6%	77
2	Cloud	Public Cloud	11	305,452	10.2	18,209	6.0	64
3	Enterprise	Digital Content	6	118,583	4.0	16,446	5.5	42
4	Enterprise	Travel / Hospitality	3	73,052	2.4	14,840	4.9	21
5	Cloud	Public Cloud	3	118,615	4.0	13,270	4.4	47
6	Enterprise	SI & MSP	3	62,602	2.1	9,190	3.0	10
7	Network	Global Service Provider	8	31,984	1.1	6,196	2.0	35
8	Network	US National Service Provider	16	42,157	1.4	5,176	1.7	48
9	Enterprise	SI & MSP	1	18,124	0.6	4,708	1.6	8
10	Enterprise	Colocation / Reseller	4	34,548	1.2	4,706	1.6	7
	Total / Weighted Average			901,540	30.2%	$112,616	37.3%	44

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of June 30, 2019.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2019.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of June 30, 2019.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	June 30,	March 30,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Data center expansion(1)	$106,253	$102,363	$81,749	$60,276	$59,726
Non-recurring investments(2)	1,248	1,374	862	1,737	1,710
Tenant improvements	997	1,096	1,155	1,422	1,456
Recurring capital expenditures(3)	(672)	2,243	1,149	3,332	3,651
Total capital expenditures	$107,826	$107,076	$84,915	$66,767	$66,543

Repairs and maintenance expense(4)	$3,196	$3,532	$3,915	$3,853	$4,037

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the quarter ended June 30, 2018, we incurred $6.3 million, net of previously accrued legal expense, to acquire U.S. Colo, a carrier neutral, network-dense colocation provider, located in Los Angeles, CA. During the quarter ended June 30, 2019, we incurred $26 million to acquire SV9.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. The three months ended June 30, 2019, included and, therefore, is reduced due to a $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Stabilized Projects During the Year(1)

	Metropolitan				Cost Per	Percent
Projects / Facilities	Market	Completion	NRSF	Cost	NRSF	Occupied
LA2	Los Angeles	Q2 2019	28,191	$18,135	$643	100.0%

(1)	Projects that are over 85% occupied upon completion meet our definition of stabilized and are included within the operating properties table on page 13.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
DE1	Denver	Q3 2017	4,341	$6,206	$1,430	73.2%	72.9%
BO1	Boston	Q4 2017	13,735	7,000	510	62.7	62.7
VA1	Northern Virginia	Q4 2017	3,087	1,263	409	—	—
LA2	Los Angeles	Q1 2018	39,925	12,122	304	23.6	23.6
VA3 Phase 1A	Northern Virginia	Q1 2018	26,413	24,289	920	31.9	13.9
DE1	Denver	Q2 2018	15,630	7,581	485	22.7	21.8
NY2	New York	Q2 2018	18,121	13,407	740	14.1	14.1
DC2	Northern Virginia	Q4 2018	24,563	21,512	876	3.3	0.7
LA1	Los Angeles	Q2 2019	17,238	11,635	675	29.4	—
VA3 Phase 1B	Northern Virginia	Q2 2019	51,233	53,393	1,042	—	—
Total completed pre-stabilized			214,286	$158,408	$739	19.4%	14.5%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA3 Phase 1A and 1B projects, also includes allocations of capital expenditures related to land,  building shell, and infrastructure that were incurred at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of June 30, 2019, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

Development Completion Timeline

The following chart sets forth the estimated development timeline of megawatts planned to be completed and placed into service in 2019 and 2020 and the actual megawatts placed into service during Q2 2019:

Development Detail

(in thousands, except NRSF and power data)

	Under Construction						Held for Development			Total
			Costs				Estimated			Estimated
	Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities	Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1	Q4 2019	19,961	$1,176	$9,000	—%	1.5	110,985	$71,200	9.0	130,946	$80,200
LA1	—	—	—	—	—	—	10,352	1,250	0.5	10,352	1,250
MI1	—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2
Phase 3	1H 2020	34,589	457	46,000	—	4.0	—	—	—	34,589	46,000
Phase 4	—	—	—	—	—	—	46,699	14,000	5.0	46,699	14,000
Phase 5	—	—	—	—	—	—	35,100	28,000	4.0	35,100	28,000
Total data center expansion		54,550	$1,633	$55,000	—%	5.5	216,290	$121,950	19.5	270,840	$176,950

New development
Ground-up construction
CH2 Phase 1	1H 2020	56,000	$38,562	$120,000	—%	6.0	113,000	$80,000	12.0	169,000	$200,000
LA3 Phase 1	2H 2020	51,000	32,233	134,000	—	6.0	109,000	72,000	12.0	160,000	206,000
SV8
Phase 1	Q3 2019	53,953	112,418	133,000	100.0	6.0	—	—	—	53,953	133,000
Phase 2	Q4 2019	53,728	5,861	44,000	100.0	6.0	—	—	—	53,728	44,000
Phase 3	1H 2020	54,056	—	42,000	—	6.0	—	—	—	54,056	42,000
VA3
Phase 1C	—	—	—	—	—	—	49,316	30,000	6.0	49,316	30,000
Future Phases	—	—	—	—	—	—	760,426	810,000	98.0	760,426	810,000
Pre-construction
SV9(1)	—	—	—	—	—	—	200,000	300,000	24.0	200,000	300,000
Total new development		268,737	$189,074	$473,000	40.1%	30.0	1,231,742	$1,292,000	152.0	1,500,479	$1,765,000

Total development(2)(3)		323,287	$190,707	$528,000	33.3%	35.5	1,448,032	$1,413,950	171.5	1,771,319	$1,941,950

(1)

On April 12, 2019, we acquired a 3.8-acre land parcel with a single-story office building located adjacent to our Santa Clara campus. We expect to develop an approximately 200,000 NRSF turn-key data center building on the acquired land parcel, which we refer to as SV9. We  began pre-construction, including environmental permitting and other processes, and will commence development as the existing office tenants vacate upon expiration of their leases and upon receipt of the necessary entitlements.

(2)

In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

(3)

We have an estimated $14.6 million in deferred expansion capital under construction at multiple properties as of June 30, 2019, of which $8.2 million has been incurred to-date. We estimate approximately $35 million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or
	Equivalents	Market Price as of	Market Value
	Outstanding	June 30, 2019	Equivalents
Common shares	36,890	$115.17	$4,248,664
Operating partnership units	11,572	115.17	1,332,805
Total equity			5,581,469
Total net principal debt outstanding(1)			1,314,414
Total enterprise value			$6,895,883

Net principal debt to enterprise value			19.1%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $2.8 million of cash and cash equivalents.

Debt Summary(1)(2)

			Outstanding as of:
		Maturity	June 30,	December 31,
Instrument	Rate(3)	Date(4)	2019	2018
Revolving credit facility	3.85%	4/19/2022	$67,250	$211,500
2020 Senior unsecured term loan	3.31	6/24/2020	150,000	150,000
2021 Senior unsecured term loan	3.80	2/2/2021	100,000	100,000
2022 Senior unsecured term loan	3.80	4/19/2022	200,000	200,000
2023 Senior unsecured term loan	3.96	4/19/2023	150,000	150,000
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
2026 Senior unsecured notes	4.52	4/17/2026	200,000	—
2029 Senior unsecured notes	4.31	4/17/2029	125,000	—
Total principal debt outstanding			1,317,250	1,136,500
Unamortized deferred financing costs			(7,136)	(5,677)
Total debt			$1,310,114	$1,130,823
Weighted average interest rate	3.98%

Floating rate vs. fixed rate debt			39% / 61%	54% / 46%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)

On April 17, 2019, we entered into a note purchase agreement to issue and sell an aggregate principal amount of $200 million of 4.11% Series A Senior Notes, with an effective interest rate of 4.52%, and $200 million of 4.31% Series B Senior Notes (together, the “Notes”). We issued $200 million of the Series A Notes and $125 million of the Series B Notes on April 17, 2019. On July 17, 2019, we issued the remaining $75 million of the Series B Notes governed by the April 17, 2019, note purchase agreement. The proceeds from the Notes were used to pay down outstanding amounts on the revolving credit facility. As a result of the subsequent $75 million debt issuance and repayment of the revolving credit facility, the floating rate to fixed rate debt ratio was 34 / 66%.

(3)	The interest rates above reflect the impacts of interest rate swap agreements.
(4)	The revolving credit facility contains a one-time extension option, which, if exercised, would extend the maturity date to April 2023.

Debt Maturities(1)

(1)

The proceeds from the $75 million Series B Notes issued on July 17, 2019, were used to pay down outstanding amounts on the revolving portion of our senior unsecured credit facilities. The debt maturities include the subsequent repayment of the revolving credit facility.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Interest expense and fees	$13,056	$11,516	$9,439	$24,572	$17,714
Amortization of deferred financing costs and hedge amortization	856	611	553	1,467	1,119
Capitalized interest	(3,601)	(2,629)	(1,085)	(6,230)	(2,188)
Total interest expense	$10,311	$9,498	$8,907	$19,809	$16,645

Percent capitalized	25.9%	21.7%	10.9%	23.9%	11.6%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		June 30,		March 31,		December 31,		September 30,		June 30,
	Required Compliance	2019		2019		2018		2018		2018

Fixed charge coverage ratio	Greater than 1.50x	6.1	x	6.6	x	7.0	x	7.4	x	7.9	x
Total indebtedness to gross asset value	Less than 60%	27.4%		26.3%		25.3%		24.8%		24.3%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

		Pro Forma(1)
Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$450,000
Borrowings outstanding		—		—		(211,500)		(154,500)		(111,964)
Outstanding letters of credit		(4,879)		(4,879)		(4,879)		(4,879)		(4,879)
Current availability		$445,121		$445,121		$233,621		$290,621		$333,157

(1)

During April 2019, we entered into a note purchase agreement to issue and sell an aggregate principal amount of $200 million of 4.11% Series A Senior Notes and $200 million of 4.31% Series B Senior Notes (together, the “Notes”). An aggregate principal amount of $200 million of the Series A Senior Notes and $125 million of the Series B Senior Notes were issued on April 17, 2019. The remaining $75 million of the Series B Senior Notes was issued on July 17, 2019. The proceeds from the Notes were used to pay down outstanding amounts on the revolving portion of our senior unsecured credit facilities. The revolving credit facility availability, borrowings outstanding, and current availability as of March 31, 2019, and June 30, 2019, have been adjusted to reflect these subsequent debt financing transactions.

Quarter Ended June 30, 2019

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Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q2 2019	Annualized
Operating Income	$36,056	$144,224
Adjustments:
Depreciation and amortization	36,996	147,984
General and administrative	12,282	49,128
Net Operating Income	$85,334	$341,336

Cash Net Operating Income (Cash NOI)
Net Operating Income	$85,334	$341,336
Adjustments:
Straight-line rent	1,710	6,840
Amortization of above and below-market leases	(86)	(344)
Cash NOI	$86,958	$347,832

Cash NOI with backlog (85.6% leased)(1)	$89,487	$357,948
Cash stabilized NOI (93% leased)	$97,223	$388,892

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$190,707
Remaining spend(2)	337,293
Total	$528,000

Targeted stabilized annual yields	12 - 16%
Annualized pro forma NOI range	$63,300 - 84,500

Other Assets and Liabilities

Other Assets
Remaining construction in progress(3)	$195,519
Cash and cash equivalents	2,836
Accounts and other receivables	29,758
Other tangible assets	28,875
Total other assets	$256,988

Liabilities
Principal debt	$1,317,250
Accounts payable, accrued expenses and other liabilities	156,353
Accrued dividends and distributions	61,332
Total liabilities	$1,534,935

Weighted average common shares and units - diluted	48,218

(1)	Cash NOI with backlog includes cash backlog as of June 30, 2019, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

2019 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2019			Implied
	Low	High	Mid	2018	Growth(1)
Net income attributable to common shares	$2.04	$2.10	$2.07	$2.22	(6.8)%
Real estate depreciation and amortization	3.03	3.03	3.03	2.84
FFO per common share and OP unit - diluted	$5.07	$5.13	$5.10	$5.06	0.8%

Projected operating results:
Total operating revenues	$570,000	$580,000	$575,000	$544,392	5.6%
Interconnection revenues	74,000	77,000	75,500	69,709	8.3
General and administrative expenses	44,000	46,000	45,000	40,090	12.2

Net Income	$98,000	$103,000	$100,500	$106,763	(5.9)%
Depreciation and amortization	151,500	151,500	151,500	141,633	7.0
Other adjustments(2)	56,500	56,500	56,500	47,722	18.4
Adjusted EBITDA	$306,000	$311,000	$308,500	$296,118	4.2%

Guidance drivers:
Annual rental churn rate	9.0%	11.0%	10.0%	7.7%
Cash rent growth on data center renewals	2.0%	4.0%	3.0%	3.6%
Capitalized interest	24.0%	28.0%	26.0%	17.9%
Sales and marketing expense as a percentage of revenue	3.9%	4.1%	4.0%	3.9%

Capital expenditures:
Data center expansion	$405,000	$465,000	$435,000	$246,728
Non-recurring investments	5,000	10,000	7,500	5,886
Tenant improvements	5,000	10,000	7,500	5,470
Recurring capital expenditures	10,000	15,000	12,500	11,304
Total capital expenditures	$425,000	$500,000	$462,500	$269,388

(1)	Implied growth is based on the midpoint of 2019 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs and hedge amortization
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus / Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized cash rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Development Summary for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue, including rental, power, and interconnection revenue and operating expense reimbursement, under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The estimates are based on current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

NRSF Pre-Construction

Represents NRSF for which the projects are in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on the timing of final design and permitting approvals.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2017, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2017. The turn-key same-store space as of December 31, 2017, is 1,771,880 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended June 30, 2019

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27